Exhibit 99.1

FOR IMMEDIATE RELEASE

NACEL ENERGY REPAYS IROQUOIS CONVERTIBLE NOTE

PHOENIX, AZ – Wednesday, December 29, 2010 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (the “Company”) today confirmed it has repaid in full the $935,000 amount owed pursuant to the terms of a Senior Secured Convertible Note originally entered into with Iroquois Master Fund Ltd. of New York on November 23, 2009 (subsequently amended on April 23, 2010 and July 27, 2010).

For reference, please see the Company’s Form 8-Ks filed November 27, 2009, April 27, 2010 and July 30, 2010.

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind energy.  The Company currently anticipates generating an aggregate 130 megawatts of new wind power upon the commissioning of its Snowflake project in Arizona, in addition to Leila Lake, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

NACEL Energy
The WIND POWER COMPANYTM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. Interested persons are encouraged to read NACEL Energy’s Securities and Exchange Commission filings, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Corporation
Investor Relations
1-888-242-5848